UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2017

CAPITOL INVESTMENT CORP. IV

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-38186	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 7th Street, N.W. Washington, D.C.	20004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-654-7060

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 15, 2017, the Registration Statement on Form S-1 (SEC File No. 333-219146) (the “Registration Statement”) relating to the initial public offering of Units of Capitol Investment Corp. IV (the “Company”) was declared effective by the Securities and Exchange Commission (“SEC”).

On August 15, 2017, the Company entered into various agreements filed as exhibits to the Registration Statement. The Company also filed an amended and restated memorandum and articles of association with the registrar of the Cayman Islands. The material terms of such agreements and the amended and restated memorandum and articles of association are fully described in the Company’s final prospectus, dated August 15, 2017 as filed with the SEC on August 17, 2017. This Current Report on Form 8-K is being filed solely to file such executed agreements and amended and restated memorandum and articles of association.

Item 9.01.	Financial Statement and Exhibits.

(d)          Exhibits:

Exhibit	Description

1.1	Underwriting Agreement.

3.1	Amended and Restated Memorandum and Articles of Association.

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.

10.1	Letter Agreement signed by each of Capitol Acquisition Management IV LLC and Mark D. Ein.

10.2	Letter Agreement signed by each of Capitol Acquisition Founder IV LLC and L. Dyson Dryden.

10.3	Form of Letter Agreement signed by each of Lawrence Calcano, Brooke B. Coburn and Richard C. Donaldson.

10.4	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company.

10.5	Registration Rights Agreement among the Company and each of the initial shareholders of the Company.

10.6	Administrative Services Agreement between the Company, Venturehouse Group, LLC and Dryden Capital Management, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2017	CAPITOL INVESTMENT CORP. IV

	By:	/s/ Mark D. Ein
	Name:	Mark D. Ein
	Title:	Chief Executive Officer

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